UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2021
  __________________________________

Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
  __________________________________

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) appointed David J. Nightingale to the Board. Mr. Nightingale, age 63, has served as the Chief Executive Officer of CIG Logistics since March 6, 2020. He previously served as the Executive Vice President, Wellsite Services of Select Energy Services, Inc. (“Select”) from November 2017 through March 29, 2019. Prior to Select’s merger with Rockwater Energy Solutions, Inc. (“Rockwater”) in November 2017, Mr. Nightingale served as the Executive Vice President and Chief Operating Officer of Rockwater from June 2015 through the merger date and, prior thereto, as Rockwater’s Senior Vice President, Fluids Management and Executive Vice President, Water Management. Prior to joining Rockwater, he served as the President of I.E. Miller, a former subsidiary of Complete Production Services, in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running the company’s rig and heavy equipment moving division and a well servicing subsidiary in the Rocky Mountain region. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his M.B.A. from the University of Houston.

Mr. Nightingale will serve as a member of the Audit Committee and the Compensation and Nominating Committee of the Board. There are no material plans, contracts, or arrangements, whether or not written, to which Mr. Nightingale is a party or in which Mr. Nightingale participates or entered into in connection with his appointment to the Board.

On and effective as of April 5, 2021, John B. Griggs resigned from the Board. At the time of his resignation, Mr. Griggs served as the Chairman of the Audit Committee and as a member of the Compensation and Nominating Committee of the Board. Mr. Griggs has confirmed to the Company that his decision to resign was not the result of any disagreement with management or the Board, or related to the Company’s operations, policies, or practices.

In connection with Mr. Nightingale’s appointment and Mr. Griggs’ resignation, the Board appointed existing director Michael Y. McGovern as Chairman of the Audit Committee of the Board and Mr. Nightingale as Chairman of the Compensation and Nominating Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 7, 2021	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer